Question 77C and 77M: Submission of matters to a vote of security holders and Mergers

A special meeting of the Shareholders of the J.P. Morgan
Enhanced Index Portfolio, J.P. Morgan International Equity
Portfolio and Lord Abbett Developing Growth Portfolio held on April 25, 2003. The results of votes taken among shareholders on proposals before them are reported below.



1.	To approve an Agreement and Plan of Reorganization
for the sale of all of the assets of J.P. Morgan
Enhanced Index Portfolio to, and the assumption of all of the liabilities of J.P. Morgan Enhanced Index
Portfolio by Lord Abbett Growth and Income
Portfolio, a series of the Met Investors Series
Trust, in exchange for shares of Lord Abbett Growth and Income Portfolio and the distribution of such shares to the shareholders of J.P. Morgan Enhanced
Index Portfolio in complete liquidation of the J.P.
Morgan Enhanced Index Portfolio.



FOR

AGAINST

ABSTAIN
J.P. Morgan
Enhanced
Index
Portfolio
9,328,855
388,431
749,084



2.	To approve an Agreement and Plan of Reorganization
for the sale of all of the assets of J.P. Morgan
International Equity Portfolio to, and the assumption of all of the liabilities of J.P. Morgan
International Equity Portfolio by MFS Research
International Portfolio, a series of the Met
Investors Series Trust, in exchange for shares of MFS Research International Portfolio and the distribution of such shares to the shareholders of J.P. Morgan International Equity Portfolio in complete liquidation of the J.P. Morgan
International Equity Portfolio.




FOR

AGAINST

ABSTAIN
J.P. Morgan
International
Equity
Portfolio
6,130,073
175,642
579,476


3.	To approve an Agreement and Plan of Reorganization
for the sale of all of the assets of Lord Abbett
Developing Growth Portfolio to, and the assumption of all of the liabilities of Lord Abbett Developing
Growth Portfolio by Lord Abbett Growth Opportunities
Portfolio, a series of the Met Investors Series
Trust, in exchange for shares of Lord Abbett Growth
Opportunities Portfolio and the distribution of such shares to the shareholders of Lord Abbett Developing
Growth Portfolio in complete liquidation of the Lord
Abbett Developing Growth Portfolio.




FOR

AGAINST

ABSTAIN
Lord Abbett
Developing
Growth
Portfolio
2,772,671
120,563
245,490